UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2012, Resolute Aneth, LLC (“Resolute Aneth”), a Delaware limited liability company and wholly owned subsidiary of Resolute Energy Corporation (“Resolute”), entered into a Second Amendment of Cooperative Agreement (the “Amendment”) with Navajo Nation Oil and Gas Company (“NNOG”).

The Amendment allows NNOG to exercise options to purchase 10% of Resolute’s interest in Aneth Field, before giving effect to the Denbury transaction discussed below. This option was exercised for cash consideration of $100 million, with the closing to occur and the purchase price to be paid in two equal transfers of $50 million, each for 5% of Resolute’s interest in the properties. The transfers will take place in July 2012 and January 2013, each with an effective date of January 1, 2012. The transaction is subject to customary purchase price adjustments and is secured by a 10% deposit.

The Amendment also provides for the cancellation of a second set of options held by NNOG to purchase an additional 10% interest in the Aneth Field properties and stipulates that NNOG has one remaining option to purchase an additional 10% of Resolute’s interest in the Aneth Field properties (as it stood prior to the current option exercise and excluding the interest acquired from Denbury and certain other minority interests). The remaining option is exercisable in July 2017 at the then current fair market value of such interest.

In addition, the Amendment provides for certain administrative clarifications. Contemporaneously with the execution of the Amendment and pursuant to the terms thereof, Resolute Aneth and NNOG also entered into a lease agreement that formalizes Resolute’s arrangement with NNOG regarding its life of lease access to the crude oil truck loading facility owned by NNOG and located near Aneth Field.

The foregoing summary of the Amendment is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

Resolute also announced the acquisition of additional interests in Aneth Field from affiliates of Denbury Resources Inc. (“Denbury”). On April 9, 2012, Resolute and NNOG entered in a purchase and sale agreement with Denbury and consummated a transaction pursuant to which Resolute and NNOG acquired all of Denbury’s interests in Aneth Field (consisting of a 13% working interest in the Aneth Unit and a 11% working interest in the Ratherford Unit) for total cash consideration of $75 million. The interests were acquired by Resolute and NNOG on a 50%/50% basis.

A copy of Resolute’s press release announcing these transactions is attached hereto as Exhibit 99.1.

The information in Item 8.01 to this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment of Cooperative Agreement, dated as of April 9, 2012, by and between Resolute Aneth, LLC and Navajo Nation Oil and Gas Company.

99.1	Press Release dated April 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2011

RESOLUTE ENERGY CORPORATION

By:	/s/ James M. Piccone
James M. Piccone President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment of Cooperative Agreement, dated as of April 9, 2012, by and between Resolute Aneth, LLC and Navajo Nation Oil and Gas Company.

99.1	Press Release dated April 11, 2012.